Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ENHANCES HEALTHY BEVERAGES PORTFOLIO
WITH ACQUISITION OF CITRUSOURCE, LLC.

TORONTO, March 2, 2015 – SunOpta Inc. (Nasdaq:STKL) (TSX:SOY), a leading global company focused on organic and healthy foods today announced it has signed a definitive agreement to acquire Citrusource, LLC. (“Citrusource”). The acquisition transaction closed contemporaneously with the execution of the definitive agreement.

Citrusource is a leading supplier of premium not-from-concentrate private label organic and conventional orange juice and citrus products in the United States with revenues of approximately $30 million. They operate a national sourcing and supply operation utilizing a number of processing and packaging partners to serve a variety of well-known retailer customers.

“This acquisition aligns with our core integrated two-touch strategy and leverages our vertically integrated operations as well as our Consumer Products strategy to grow our healthy beverages portfolio,” said Steve Bromley, Chief Executive Officer of SunOpta. “The acquisition of Citrusource will leverage our integrated juice operation located in San Bernardino, CA, which is now operational. In addition, the Citrusource team brings significant market, commercial and operational expertise to SunOpta, which we expect will help us to drive synergies across our current healthy beverages segment and better serve our customers.”

The business was acquired for a combination of cash on closing of $13.3 million, plus future payments based on specific performance targets, and are subject to certain post-closing adjustments. The acquisition was funded from available credit facilities and is expected to be immediately accretive.

“We are very excited to be joining SunOpta as this will allow us to better serve our customers as we leverage SunOpta’s vertically integrated business and international sourcing expertise,” said Bob Aicklen, Managing Partner at Citrusource. “Our product and process expertise will fit nicely with SunOpta’s focus on healthy and organic beverages. As a result, we will be better able to leverage our combined expertise to expand our product capabilities and customer portfolio.”

In addition to juice, SunOpta’s CPG portfolio includes products for retail and foodservice use such as aseptic beverages, fruit snacks, specialty snack bars, roasted grains, individually quick frozen (IQF) fruits and vegetables, and re-sealable pouch products.

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods products. The Company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically vertically integrated business models. The Company's core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The Company also has a 66.0% ownership position in Opta Minerals Inc., listed on the Toronto Stock Exchange, a producer, distributor, and recycler of environmentally friendly industrial materials.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, the potential future payments and anticipated benefits from the acquisition of Citrusource. Terms and phrases such as ““will”, “continue”, “expected” and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances. The Company makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including the ability of the Company to retain the Citrusource management team, integrate the Citrusource acquisition and realize anticipated synergies, as well as other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

Investor Relations
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext.103
Susan.wiekenkamp@sunopta.com

Public Relations
Rob Litt, Director Global Communications
Tel: 952-893-7863
Rob.litt@sunopta.com